THIS FORM OF AWARD AGREEMENT IS PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

AIR TRANSPORT SERVICES GROUP, INC.
AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT
GRANTED TO [NAME] ON [DATE]
Air Transport Services Group, Inc. (the “Company”) and its stockholders believe that their business interests are best served by extending to you an opportunity to earn additional compensation based on the growth and success of the Company’s business. To this end, the Company and its stockholders adopted the Air Transport Services Group, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”) as a means through which you may share in the Company’s success. This is done by granting Awards to key employees like you. If the conditions described in this Award Agreement (and the Plan) are met, your Award will mature into common shares of the Company.
This Award Agreement describes many features of your Award and the conditions that must be satisfied before you may receive the value associated with your Award. All capitalized terms have the meaning set forth in the Plan unless otherwise specified in this Award Agreement. To ensure you fully understand these terms and conditions, you should:
•Read the Plan and the Plan’s Prospectus (the “Prospectus”) carefully to ensure you understand how the Plan works;
•Read this Award Agreement carefully to ensure you understand the nature of your Award and what you must do to earn it; and
•Contact [Name] at [Telephone Number] if you have any questions about your Award.
Also, no later than [Date], you must return a signed copy of the Award Agreement to:
[Name]
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
If you do not do this, your Award will be revoked automatically as of the date it was granted and you will not be entitled to receive anything on account of the retroactively revoked Award.
Section 409A of the Internal Revenue Code (“Section 409A”) imposes substantial penalties on persons who receive some forms of deferred compensation (see the Plan’s Prospectus for more information about these penalties). Your Award has been designed to avoid these penalties. As a condition of accepting this Award, you must agree to accept any revisions to your Award Agreement that the Company subsequently determines necessary in order for you to avoid these penalties, without any further consideration, even if those revisions change the terms of your Award and reduce its value or potential value.
Nature of Your Award
You have been granted Restricted Stock. If you satisfy the conditions described in this Award Agreement, your shares of Restricted Stock will vest, which means that the restrictions imposed on your shares will be removed and the shares will no longer be subject to a risk of forfeiture. Federal income tax rules apply to Restricted Stock. These and other conditions affecting your Restricted Stock are described in this Award Agreement, the Plan and the Prospectus, all of which you should read carefully.
Grant Date: Your shares of Restricted Stock were issued on [Date].
This is the date you begin to earn your Award.
Number of Shares of Restricted Stock: You have been granted [Number] shares of Restricted Stock. The conditions that you must meet as a condition to the vesting of your shares of Restricted Stock are discussed below in the section titled “When Your Award Will Be Settled.”
Restricted Period: The period that begins on the Grant Date (i.e., [Date]) and ends on [Date] (unless sooner terminated in accordance with the Plan and your Award Agreement) (the “Settlement Date”).
This is the period over which the Committee will determine if you have met the conditions imposed on your Award.
When Your Award Will Be Settled
During the Restricted Period, your Restricted Stock will be held in escrow. On the Settlement Date, these shares either will be distributed to you, free of any restrictions, or forfeited, depending on whether or not the conditions described in this Award Agreement and in the Plan have been satisfied. You may exercise any voting rights associated with your Restricted Stock while it is held in escrow. Any dividends paid on your Restricted Stock during the Restricted Period also will be held in escrow and paid or forfeited on the Settlement Date, depending on whether or not you satisfy the conditions described in this Award Agreement and in the Plan have been satisfied.
Settlement Date: Normally, restrictions on your shares of Restricted Stock will be removed automatically and your shares will be distributed to you if you are actively employed on [Date] and have been actively employed since the Grant Date. However, your Restricted Stock may be settled earlier in the circumstances described in the next section.
When Your Restricted Stock Might Be Settled Earlier Than the Settlement Date: All restrictions on your Restricted Stock will be removed automatically and the shares of Company common stock will be distributed to you if, before the Settlement Date:
•Your employment terminates because of death or Disability;

•On or after the first anniversary of the Grant Date, you qualify for Retirement whether or not your employment terminates; or
•There is a Change in Control.
Special Rules for Retirement:
The Plan defines “Retirement” as termination of employment after you are 55 or older and have completed 10 or more continuous years of service; or after you are 65 or older and have completed at least 5 continuous years of service. You should check with _______ to determine when you will qualify for Retirement.
An employee who is granted Restricted Stock will recognize ordinary income equal to the Fair Market Value of the Restricted Stock at such time as the employee would be entitled to receive fully vested shares by terminating his or her employment, including as a result of Retirement. See page [___] of the Prospectus. If, before the Settlement Date, but on or after the first anniversary of the Grant Date, you satisfy the eligibility requirements for Retirement whether or not your employment terminates as a result of Retirement, the Company will distribute to you your shares of Restricted Stock.
•How Your Restricted Stock May Be Forfeited: Notwithstanding any provision contained in this Award Agreement to the contrary, you will forfeit any Restricted Stock if, before your Restricted Stock is settled:
•You are involuntarily terminated by the Company for “Cause” as defined in the Plan.
•You breach any agreement or covenant with, or obligation to, the Company or any Subsidiary, including without limitation, any non-competition agreement, non-solicitation agreement, confidentiality or non-disclosure agreement, or assignment of inventions or ownership of works agreement, as determined by the Committee;
•Without the Company’s advance written consent, you engage directly or indirectly in any manner or capacity as principal, agent, officer, director, employee or otherwise in any business or activity competitive with the business conducted by the Company or any of its Subsidiaries, as determined by the Company; or
•You perform any act or engage in any activity that is detrimental to the best interests of the Company or any of its Subsidiaries, as determined by the Committee.
Settling Your Award
If all applicable conditions have been met, your Restricted Stock will be settled automatically.
Other Rules Affecting Your Award
Rights During the Restricted Period: During the Restricted Period (and even though your shares of Restricted Stock are held in escrow until they are settled), you may exercise any voting rights associated with your Restricted Stock. Dividends paid on the Restricted Stock, if any, will be held in escrow until the Award is settled and distributed to you (or forfeited) depending on whether or not you have met the conditions described in this Award Agreement and in the Plan.
Beneficiary: Your Beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
Tax Withholding: Income taxes must be withheld when your Award is settled (see the Plan’s Prospectus for a discussion of the tax treatment of your Award). These taxes may be paid in one of several ways. They are:
•The Company or Affiliate may withhold this amount from other amounts owed to you (e.g., from your salary).
•You may pay these taxes by giving the Company a check (payable to “Air Transport Services Group, Inc.”) in an amount equal to the taxes that must be withheld.
•By having the Company withhold a portion of the shares that otherwise would be distributed. The number of shares withheld will have a fair market value equal to the taxes that must be withheld.
•If approved by the Committee, you may give the Company other shares of Company stock (that you have owned for at least six months) with a value equal to the taxes that must be withheld.
The Company may reject your requested method of withholding for any reason (or for no reason). If this happens, the Company will specify (from among the alternatives just listed) how these taxes are to be paid.
If you do not choose a method within 30 days of the Settlement Date, the Company will withhold a portion of the shares that otherwise would be distributed. The number of shares withheld will have a fair market value equal to the taxes that must be withheld and the balance of the shares will be distributed to you.
Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.
Other Agreements: Also, your Restricted Stock will be subject to the terms of any other written agreements between you and the Company.
Company Executive Officer Clawback Policy: Your Restricted Stock may be subject to the Company’s Executive Officer Clawback Policy if you are an “Executive Officer” as defined in such plan.
Other Rules: Your Restricted Stock also is subject to more rules described in the Plan and in the Plan’s Prospectus. You should read both these documents carefully to ensure you fully understand all the conditions of this Award.

Plan Controls: In the event that this Award Agreement conflicts or is inconsistent with any term of the Plan, the Plan shall be deemed controlling.
You may contact [Name] at [Telephone Number] or at the address given below if you have any questions about your Award or this Award Agreement.

Your Acknowledgment of Award Conditions
Note: You must sign and return a copy of this Award Agreement to [Name] at the address given below no later than [Date].
By signing below, I acknowledge and agree that:
•A copy of the Plan has been made available to me;
•I have received a copy of the Plan’s Prospectus;
•I understand and accept the conditions placed on my Award and understand what I must do to earn my Award;
•I will consent (on my own behalf and on behalf of my beneficiaries and without any further consideration) to any change to my Award or this Award Agreement to avoid paying penalties under Section 409A of the Internal Revenue Code, even if those changes affect the terms of my Award and reduce its value or potential value; and
•If I do not return a signed copy of this Award Agreement to the address shown below not later than [Date], my Award will be revoked automatically as of the date it was granted and I will not be entitled to receive anything on account of the retroactively revoked Award.
[Name]

(signature)
Date signed:
A signed copy of this form must be sent to the following address no later than [Date]:
[Name]
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
After it is received, the Committee will acknowledge receipt of your signed Award Agreement.

Committee’s Acknowledgment of Receipt
A signed copy of this Award Agreement was received on                 .
By:
Committee Member
[Name]:
_______ Has complied with the conditions imposed on the grant and the Award and the Award Agreement remains in effect; or
_______ Has not complied with the conditions imposed on the grant and the Award and the Award Agreement are revoked as of the Grant Date because describe deficiency
Committee
By:
Date:

AIR TRANSPORT SERVICES GROUP, INC.
AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:
1.The name, address, taxpayer identification number and taxable year of the undersigned are as follows:
NAME OF TAXPAYER: [Name]
ADDRESS:

IDENTIFICATION NUMBER OF TAXPAYER:
TAXABLE YEAR: Calendar year 20__
2.The property with respect to which the election is made is: [Number] shares of the Common Stock of Air Transport Services Group, Inc., a Delaware corporation (“Company”).
3.The date on which the property was transferred is: [Date]
4.The property is subject to the following restrictions: Forfeiture in favor of the Company upon termination of taxpayer’s employment before [Date] for reasons other than death, disability, or retirement, or in connection with a change in control.
5.The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is [*] per share.
6.The amount (if any) paid for such property: [*]
The undersigned has submitted a copy of this statement to Air Transport Services Group, Inc. The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.
Dated:
[Name]

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